EXHIBIT 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-4 of RITA Medical Systems, Inc. of our report dated February 26, 2002, except for Notes 6, 9, 12, and 17 to the consolidated financial statements included in Horizon Medical Products, Inc.’s Registration Statement on Form S-1/A dated September 11, 2002, as to which the date is April 15, 2002 and Note 18 to the consolidated financial statements included in Horizon Medical Products, Inc.’s Registration Statement on Form S-1/A dated September 11, 2002, as to which the date is September 9, 2002, and our report dated September 9, 2002 relating to the Horizon Medical Products, Inc.’s consolidated financial statement schedule as of December 31, 2001 and for the year ended December 31, 2001, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Birmingham, Alabama

June 24, 2004